Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.05 per share, of GigaCloud Technology Inc, a Cayman Islands exempted company with limited liability, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 19, 2023.

Red Star Macalline Group Corporation Limited

By:	/s/ Jianxing Che
Name: Jianxing Che
Title: Chairman of Board of Directors and CEO

Hong Kong Red Star Macalline Universal Home Furnishings Limited

By:	/s/ Jianxing Che
Name: Jianxing Che
Title: Director and CEO

Jianxing Che

/s/ Jianxing Che

[Signature Page to 13G Joint Filing Agreement]